Exhibit 99.2
INDEX TO PRO FORMA FINANCIAL STATEMENTS
Keynote Systems, Inc.

Unaudited Pro Forma Condensed Combined Financial Information:
Pro Forma Condensed Combined Balance Sheet as of March 31, 2008	3
Pro Forma Condensed Combined Statement of Operations for Keynote Systems, Inc. for the twelve months ended September 30, 2007 and for Zandan S.A. for the twelve months ended December 31, 2007	4
Pro Forma Condensed Combined Statement of Operations for Keynote Systems, Inc. and for Zandan S.A. for the six months ended March 31, 2008	5
Notes to Unaudited Pro Forma Condensed Combined Financial Information	6

Keynote Systems, Inc.
Unaudited Pro Forma Condensed Combined Financial Information
On April 16, 2008, Keynote Systems, Inc., a Delaware corporation (“Keynote”), announced it had entered into a definitive share purchase agreement (the “Agreement”) and acquired Zandan S.A. (“Zandan”). Pursuant to the Agreement, Keynote acquired the outstanding shares of Zandan for approximately €924,000 in cash, a portion of which is being held in escrow for any indemnification claims that may arise.
The following unaudited pro forma condensed combined financial information for Keynote gives effect to the acquisition of Zandan. The unaudited pro forma condensed combined financial data were prepared from (1) Keynote’s audited historical consolidated financial statements included in Keynote’s Form 10-K for the year ended September 30, 2007, (2) Keynote’s unaudited historical condensed consolidated financial statements included in Keynote’s Form 10-Q for the period ended March 31, 2008, (3) Zandan’s audited historical financial statements as of and for the year ended December 31, 2007, included elsewhere in this Form 8-K/A, and (4) Zandan’s unaudited historical financial statements as of and for the six months ended March 31, 2008, and should be read in conjunction with those financial statements.
The unaudited pro forma condensed combined balance sheet at March 31, 2008 assumes the Zandan acquisition took place as of March 31, 2008. The total purchase price including direct transaction costs of approximately €1.7 million (or approximately $2.7 million) has been allocated to the assets and liabilities based on management’s preliminary estimates of the representative fair values with the excess consideration over the net assets acquired allocated to goodwill. These preliminary estimates are subject to adjustment based on the final allocation of purchase costs including the finalization of the valuation of identifiable intangibles and deferred revenue. Any change in fair value of the net assets of Zandan will change the amount of the purchase price allocated to goodwill.
The unaudited pro forma condensed combined statements of operations combine the historical statement of operations for Keynote for the twelve months ended September 30, 2007 and for Zandan for the twelve months ended December 31, 2007, being Zandan’s most recent fiscal year end that ended within 93 days of Keynote’s most recent fiscal year ended September 30, 2007. The unaudited pro forma condensed combined statements of operations also combines the historical statement of operations for Keynote for the six months ended March 31, 2008 and for Zandan for the six months ended March 31, 2008. The statement of operations for Zandan for the six months ended March 31, 2008 were derived by adding the three months ended December 31, 2007 to the three months ended March 31, 2008. The three months ended December 31, 2007 of Zandan is also included in the pro forma income statements for the year ended December 31, 2007. Summarized operating information about this duplicated quarter is as follows (in thousands):

Revenue	$362
Expenses	(1,228)

Net loss	$(866)

The unaudited pro forma condensed combined information is presented for illustrative purposes only and is not necessarily indicative of the operating results or financial position that would have occurred if the transactions had been consummated at the dates indicated, nor is it necessarily indicative of future operating results or financial position of the combined companies.

Unaudited Pro Forma Condensed Combined Balance Sheet as of March 31, 2008
(In thousands)

	Historical		Pro Forma
	KEYNOTE	ZANDAN
	SYSTEMS, INC.	S.A.	Adjustments		Combined
ASSETS
Current assets:
Cash and cash equivalents	$42,875	$27	$(1,467	) (1)	$41,435
Short-term investments	65,060	—	—		65,060

Total cash, cash equivalents, and short-term investments	107,935	27	(1,467)		106,495

Accounts receivable, net	5,988	189	—		6,177
Prepaid and other current assets	2,703	179	—		2,882
Inventories	1,059	—	—		1,059
Deferred tax assets	3,922	219	—		4,141

Total current assets	121,607	614	(1,467)		120,754

Deferred costs	1,301	—	—		1,301
Property, software and equipment, net	35,480	106	—		35,586
Goodwill	63,129	—	2,691	(4)	65,820
Identifiable intangible assets, net	7,963	—	734	(3)	8,697
Deferred tax assets	—	377	—		377
Other assets	—	152	—		152

Total assets	$229,480	$1,249	$1,958		$232,687

LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)
Current liabilities:
Accounts payable	$2,285	$256	$1,237	(1)	$3,778
Accrued expenses	11,656	1,430	—		13,086
Deferred revenue	19,824	1,172	(938	) (2)	20,058
Current portion of obligations under capital leases	24	—	—		24

Total current liabilities	33,789	2,858	299		36,946

Long-term portion of capital lease obligation	31	—	—		31
Deferred rent and other long-term liabilities	292	—	—		292
Long-term deferred revenue	2,136	285	(236	) (2)	2,185
Long-term deferred tax liabilities	2,347	—	—		2,347
Long-term debt	—	288	—		288

Total liabilities	38,595	3,431	63		42,089

Stockholders’ equity (deficit):
Common stock	18	6,821	(6,821	) (5)	18
Treasury stock	(1,151)	—	—		(1,151)
Additional paid-in capital	325,525	—	—		325,525
Accumulated deficit	(140,188)	(9,017)	8,716	(5)	(140,489)
Accumulated other comprehensive income	6,681	14	—		6,695

Total stockholders’ equity (deficit)	190,885	(2,182)	1,895		190,598

Total liabilities and stockholders’ equity (deficit)	$229,480	$1,249	$1,958		$232,687

Unaudited Pro Forma Condensed Combined Statement of Operations for Keynote Systems, Inc. for the twelve months ended September 30, 2007 and for Zandan S.A.for the twelve months ended December 31, 2007

	Historical		Pro Forma
	KEYNOTE	ZANDAN
(in thousands, except per share data)	SYSTEMS, INC.	S.A.	Adjustments		Combined
Net Revenue:
Subscription services	$42,662	$726	$—		$43,388
Ratable licenses	13,220	821	—		14,041
Professional services	11,872	161	—		12,033
	—	—	—		—

Total revenue, net	67,754	1,708	—		69,462

Costs and Expenses:
Costs of revenue
Direct costs of subscription services	8,389	120	—		8,509
Direct costs of ratable licenses	4,598	134	—		4,732
Direct costs of professional services	8,164	1,092	—		9,256
Development	11,559	1,204	—		12,763
Operations	7,673	—	—		7,673
Amortization of intangible assets — software	754	—	—		754

Total costs of revenue	41,137	2,550	—		43,687

Sales and marketing	20,127	1,315	—		21,442
General and administrative	9,856	1,193	—		11,049

Excess occupancy income	(265)	—	—		(265)
Amortization of identifiable intangible assets — other	2,195	—	351	(1)	2,546

Total costs and expenses	73,050	5,058	351		78,459

Loss from operations	(5,296)	(3,350)	(351)		(8,997)
Interest income (expenses) and other, net	4,750	(220)	(119	) (2)	4,411

Loss before provision (benefit) from income taxes	(546)	(3,570)	(470)		(4,586)

(Provision for) benefit from income taxes	(4,145)	107	—		(4,038)

Net loss	$(4,691)	$(3,463)	$(470)		$(8,624)

Net loss per share:
Basic and diluted net loss per share	$(0.27)	$(0.37)	$—		$(0.49)

Number of shares used in computing basic and diluted net loss per share	17,553	9,412	—		17,553

Unaudited Pro Forma Condensed Combined Statement of Operations for Keynote Systems, Inc. and Zandan S.A. for the six months ended March 31, 2008

	Historical		Pro Forma
	KEYNOTE	ZANDAN
(in thousands, except per share data)	SYSTEMS, INC.	S.A.	Adjustments		Combined
Net Revenue:
Subscription services	$21,964	$286	$—		$22,250
Ratable licenses	8,607	335	—		8,942
Professional services	4,783	41	—		4,824

Total revenue, net	35,354	662	—		36,016

Costs and Expenses:
Costs of revenue:
Direct costs of subscription services	4,336	49	—		4,385
Direct costs of ratable licenses	2,714	153	—		2,867
Direct costs of professional services	3,599	460	—		4,059
Development	6,293	526	—		6,819
Operations	4,027	—	—		4,027
Amortization of intangible assets — software	416	—	—		416

Total costs of revenue	21,385	1,188	—		22,573

Sales and marketing	12,296	585	—		12,881
General and administrative	4,988	974	—		5,962

Excess occupancy income	(590)	—	—		(590)
Amortization of identifiable intangible assets — other	1,079	—	176	(1)	1,255

Total costs and expenses	39,158	2,747	176		42,081

Loss from operations	(3,804)	(2,085)	(176)		(6,065)
Interest income (expenses) and other, net	2,031	85	(60	) (2)	2,056

Loss before provision (benefit) from income taxes	(1,773)	(2,000)	(236)		(4,009)

(Provision for) benefit from income taxes	(289)	44	—		(245)

Net loss	$(2,062)	$(1,956)	$(236)		$(4,254)

Net loss per share:
Basic and diluted net loss per share	$(0.12)	$(0.05)	$—		$(0.25)

Number of shares used in computing basic and diluted net loss per share	17,180	36,399	—		17,180

Notes to Unaudited Pro Forma Condensed Combined Financial Information
1. Allocation of preliminary purchase price as of the acquisition date (April 16, 2008).
The unaudited pro forma condensed financial statements reflect the preliminary purchase price of Zandan S.A. of approximately $2.7 million which consists of the following (in thousands):

Cash paid	$1,467
Direct transaction costs	1,237

Preliminary purchase price	$2,704

The preliminary purchase price of the acquisition of Zandan, as of the acquisition date (April 16, 2008) has been allocated to assets and liabilities based on management’s preliminary estimate of its fair value. The excess of the purchase consideration over the fair value of the net assets acquired has been allocated to goodwill. The following table summarizes the estimated fair values of the assets acquired and liabilities assumed at the date of acquisition of April 16, 2008 (in thousands):

Cash and cash equivalents	$19
Accounts receivable	148
Prepaids, deferred costs and other current assets	179
Research tax credit	601
Other assets	567
Property, equipment, and software, net	105
Amortizable intangible assets:
Customer based intangibles	100
Technology based intangibles	634
Goodwill	2,691

Total assets acquired	5,044

Liabilities assumed:
Deferred revenue	(208)
Other liabilities	(2,132)

Total liabilities assumed	(2,340)

Total	$2,704

The preliminary purchase price is dependent upon the finalization of the closing balance sheet of Zandan and the finalization of the independent valuation of the intangible assets and certain other net assets which are estimated to be completed by September 2008. Any adjustments to the closing balance sheet or fair value of the net assets of Zandan will change the amount of the purchase price allocable to goodwill. Final purchase accounting adjustments may therefore differ materially from the pro forma adjustments presented here.
2. Adjustments to unaudited pro forma condensed combined balance sheets
The adjustments to the unaudited pro forma condensed combined balance sheet as of March 31, 2008 have been calculated as if the acquisition occurred on that date and are as follows:

(1)	To reflect the acquisition of Zandan for the total purchase costs of approximately $2.7 million as described in Note 1.

(2)	To adjust historical deferred revenue of Zandan to the estimated fair value of the related obligation.

(3)	To recognize the estimated fair value of identified intangible assets as follows:

(In thousands, except for		Estimated Lives of
estimated lives)	Fair Value	Intangible Assets	Annual Amortization
Customer Contracts	$100	3	$34
Technology	634	2	317

	$734		$351

(4) Recognition of goodwill in the amount of $2.7 million which represents the excess of the purchase consideration over the fair value of the net assets acquired and identified intangible assets.
(5) To eliminate the historical stockholders’ deficit accounts of Zandan
Net deferred tax asset, excluding the research tax credit, related to the acquisition of Zandan is fully offset by a valuation allowance and, accordingly, no such amounts are included in the accompanying condensed combined balance sheet.
3. Adjustments to unaudited pro forma condensed combined statement of operations for Keynote Systems, Inc. for the twelve months ended September 30, 2007 and for Zandan S.A. for the twelve months ended December 31, 2007.
The adjustments to the unaudited pro forma condensed combined statement of operations have been calculated assuming that the acquisition occurred as of October 1, 2006 and are as follows:
(1) To reflect amortization of identified intangible assets resulting from the Zandan acquisition. The amortization of intangible assets is described in Note 2.
(2) To reflect the decrease in interest income arising from the reduction of short-term investments for payment of the purchase price.
4. Adjustments to unaudited pro forma condensed combined statement of operations for Keynote Systems, Inc. and of Zandan S.A. for the six months ended March 31, 2008.
The adjustments to the unaudited pro forma condensed combined statement of operations have been calculated assuming that the acquisition occurred as of October 1, 2006 and are as follows:
(1) To reflect amortization of identified intangible assets resulting from the Zandan acquisition. The amortization of intangible assets is described in Note 2.
(2) To reflect the decrease in interest income arising from the reduction of short-term investments for payment of the purchase price.